UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 11, 2009
MARINEMAX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14173	59-3496957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18167 U.S. Highway 19 North, Suite 300
Clearwater, Florida 33764

(Address of Principal Executive Office) (Zip Code)
Registrant’s telephone number, including area code: (727) 531-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1

Item 1.01. Entry into a Material Definitive Agreement
Underwriting Agreement
     On September 11, 2009, we entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”), relating to the sale by our company of a total of 2,600,000 shares of our common stock (the “Offering”). The offering price to the public was $7.00 per share. Net proceeds (after deducting the underwriting discounts but before expenses) were approximately $17.1 million to our company. The shares of common stock were offered and sold pursuant to a base prospectus and related prospectus supplement, which have been filed with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, we have granted the Underwriter a 30-day option to purchase up to an additional 390,000 shares of our common stock solely to cover over-allotments, if any.
     The Underwriting Agreement contains customary representations, warranties, and conditions to closing. We have also agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. Subject to specified exceptions, we and each of our directors and officers, also agreed not to make an offer, sale, short sale, or other disposition of shares of common stock or other securities convertible into or exchangeable or exercisable for shares of common stock for 90 days after September 11, 2009 without first obtaining the written consent of the Underwriter.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the shares in the Offering is attached hereto as Exhibit 5.1.
Sixth Amendment to Amended and Restated Credit and Security Agreement
     On September 11, 2009, we entered into a Sixth Amendment to our Second Amended and Restated Credit and Security Agreement (the “Amendment”) among MarineMax, Inc. and our subsidiaries, as Borrowers; and KeyBank National Association; Bank of America, N.A.; GE Commercial Distribution Finance Corporation; Wachovia Bank, National Association; Wells Fargo Bank, N.A.; U.S. Bank National Association; Branch Banking & Trust Company; and Bank of the West, as Lenders.
     As part of the Offering, we requested from the Lenders additional flexibility to our debt covenants, since the Offering also benefits the Lenders. The Lenders have agreed to amend our revolving credit facility to modify the size of our facility and financial covenants upon the completion of the Offering. The Amendment will provide a line of credit with asset-based borrowing availability up to $300 million, stepping down to $250 million by September 30, 2009 and $175 million by September 30, 2010, with interim decreases between such dates. Each interim step down will be reduced by the net proceeds of the Offering but will never be reduced to below $175 million. Additionally, the Amendment will modify the definition of EBITDA to include 50% of the net proceeds of the Offering as additional flexibility to the earnings covenant for fiscal 2010.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated September 11, 2009, by and between MarineMax, Inc. and Raymond James & Associates, Inc.

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2009	MARINEMAX, INC.
	By:	/s/ Michael H. McLamb
Michael H. McLamb
Executive Vice President, Chief Financial Officer, and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated September 11, 2009, by and between MarineMax, Inc. and Raymond James & Associates, Inc.

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

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